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                                                                    Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-10017, 333-58403, and 333-49916) pertaining to the ACT
Teleconferencing, Inc. Stock Option Plans, of our report dated February 16, 2001, except Note 13, as to which the date is February 28, 2001 with respect to the consolidated financial statements and schedules of ACT Teleconferencing, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                           /s/ ERNST & YOUNG LLP


Denver, Colorado
March  22, 2001